Exhibit 99.1

FOR IMMEDIATE RELEASE

Verity Investor Contact:	Verity Media Contact:

Anne Marie McCauley	Derek van Bronkhorst
Verity, Inc.	Verity, Inc.
408-542-2352	408-542-2217
amccauley@verity.com	derekvb@verity.com

Verity Reports First-Quarter Fiscal 2005 Results

First Quarter Revenues Increase 30% Year over Year

Financial Highlights:

•	Q1 Revenues: $34.6 million

•	Q1 Operating Income as a % of Total Revenues: 9% GAAP; 14% Non-GAAP

•	Q1 Earnings Per Share: $0.07 GAAP; $0.09 Non-GAAP

•	Q1 End of Quarter Cash and Investments Balance: $204.4 million

Strategic Highlights:

•	Launches Verity TeleForm Version 9

•	Introduces Verity Collaborative Classifier

•	Joins with Proxicom to Provide Solutions for Healthcare, Life Sciences Markets

•	Announces Verity K2 ‘Education Anywhere’ Customer Training Program

•	Healthcare Centers in California, Florida and Mississippi Improve Efficiency with Verity LiquidOffice and Verity TeleForm

•	People’s Republic of China Ministry of Agriculture Selects Verity K2 Enterprise

•	Delphi Group Research Shows Verity Recognized for Leadership in Classification and Taxonomy Software by Business Users

•	Names New Vice Presidents in Finance, Marketing and Technical Services

SUNNYVALE, Calif. - September 16, 2004 – Verity Inc. (NASDAQ: VRTY), a leading provider of enterprise software that enables organizations to maximize the return on their intellectual capital investment, today reported its financial results for the first quarter fiscal 2005 ended August 31, 2004.

Revenues for the first quarter of fiscal 2005 were $34.6 million, a year over year increase of 30 percent compared to $26.6 million reported in the first quarter of fiscal 2004.

GAAP results:

For the first quarter, operating income was $3.1 million or 9 percent of total revenue compared to operating income of $1.7 million or 7 percent of total revenue for the first quarter of fiscal 2004.

For the first quarter, net income was $2.5 million, or $0.07 per fully diluted share compared to net income of $1.8 million, or $0.05 per fully diluted share for the first quarter of fiscal 2004.

Non-GAAP results:

For the first quarter, non-GAAP operating income was $4.9 million or 14 percent of total revenue compared to non-GAAP operating income of $2.4 million or 9 percent of total revenue for the first quarter of fiscal 2004.

For the first quarter, non-GAAP net income was $3.6 million, or $0.09 per fully diluted share compared to non-GAAP net income of $2.2 million, or $0.06 per fully diluted share for the first quarter of fiscal 2004. Non-GAAP results and related reconciliation, as set forth in the financial tables at the end of this release, exclude the amortization of acquired intangible assets and restructuring charges. See “Use of GAAP and Non-GAAP Results” below.

“Verity’s first quarter results mark a solid start to our fiscal year 2005,” said Anthony J. Bettencourt, president and chief executive officer. “Strong performance across all product lines and geographies, driven by customer demand for our solutions, enabled us to produce record revenues for a first quarter. Given our broad product portfolio, continued customer traction and talented team, we remain enthusiastic about our growth prospects in fiscal year 2005.”

At the end of the first quarter on August 31, Verity’s strong balance sheet included cash and cash equivalents, short-term investments, and long-term investments totaling $204.4 million. Days sales outstanding for the quarter were 71 days, below the company’s target range of 75 to 80 days.

During the first quarter, Verity repurchased approximately 572,000 shares of its common stock at an average price of $12.95 per share, for a total investment of approximately $7.4 million.

Customer Activity

During the first quarter, Verity recorded customer sales transactions with a wide range of leading companies in the consumer products, defense, financial services, government, healthcare, high-technology, manufacturing, professional services, publishing and media, and telecommunications industries. Customer wins included City of Jacksonville, Deloitte Touche Tohmatsu, Fortis Bank, Fujitsu, Nissan, Pfizer, Verizon, WebMD and Wolters Kluwer. The company also extended its position in the OEM market for enterprise search, categorization and recommendation as well as importing, filtering and viewing software technology through new or extended agreements with existing customers, including Entrust, Hyland Software, Motive Communications and Sybase.

Business Outlook

The following financial outlook is provided based on information as of September 16, 2004.

Management initiates the following guidance for the second fiscal quarter ending November 30, 2004:

•	Total revenues are expected to be in the range of $36 million to $38 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.07 to $ 0.09

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.10 to $0.12

•	Per-share calculations are based on projections of 38.5 million fully diluted shares

Second quarter non-GAAP guidance is adjusted from GAAP guidance by excluding amortization of acquired intangible assets of approximately $1.7 million and anticipated restructuring charges associated with the consolidation of Verity’s San Diego facility of approximately $450,000 which, after adjusting for the tax effects of these exclusions using an effective tax rate of 40 percent, results in $0.03 per share based on the projected fully diluted shares.

Management maintains the following, previously issued, guidance for the full fiscal year ending May 31, 2005:

•	Total revenues are expected to be in the range of $153 million to $157 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.33 to $ 0.39

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.44 to $0.50

•	Per-share calculations are based on projections of 38.2 million fully diluted shares

Fiscal 2005 non-GAAP guidance is adjusted from GAAP guidance by excluding amortization of acquired intangible assets of approximately $6.7 million and restructuring charges of $98,000 associated with the closing of the Cardiff UK facility in the first quarter of fiscal 2005 and an anticipated charge of approximately $450,000 associated with the consolidation of Verity’s San Diego facility in the second quarter of fiscal 2005 which, after adjusting for the tax effects of these exclusions using an effective tax rate of 40 percent, results in $0.11 per share based on the projected fully diluted shares.

Use of GAAP and Non-GAAP Results

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of its ongoing operational business. Consequently, the non-GAAP results exclude charges not reflective of Verity’s ongoing operational business, namely, charges for the amortization of acquired intangible assets and restructuring, as set forth in the financial tables at the end of this news release. Management uses the non-GAAP results to assess the financial performance of Verity’s ongoing operational business.

Management Conference Call

All investors are cordially invited to join Verity’s quarterly conference call on Thursday, September 16, 2004, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Key members of the management team will review first quarter fiscal 2005 results and discuss the current business outlook.

Interested investors should dial the numbers listed below five (5) minutes prior to the scheduled start time and ask for the Verity Quarterly Earnings Conference Call. Alternatively, investors may access the webcast of the call at the corporate Web site.

Dial-in Numbers:	United States & Canada: 1-800-230-1074
International: 612-332-0632
Webcast Link:	http://www.verity.com/webcast

A replay of the call will be available through November 2004 at 1-800-475-6701 (United States and Canada) or 320-365-3844 (International) using access code 744908, as well as on the Verity Web site at http://www.verity.com/webcast until the next earnings call.

About Verity

Headquartered in Sunnyvale, California, Verity provides software that enables organizations to maximize the return on their intellectual capital investment. The company’s intellectual capital management (ICM) solutions provide integrated search, classification, recommendation, monitoring and analytics across the real-time flow of enterprise information, along with question and answer interfaces for effective online self-service. Other Verity ICM solutions capture content and drive automated business processes. Verity technology also serves as a core component of more than 260 applications from leading independent software vendors.

Verity software solutions are used by more than 11,500 customers in the private and public sectors. Customers include American Express, AT&T, Bristol-Myers Squibb, Cap Gemini Ernst & Young, Cardinal Health, Cisco Systems, EMC Documentum, Dow Jones, Financial Times, Hewlett-Packard, Home Depot, Lotus, Kaiser Permanente, META Group, SAP, Siemens, the State of California, Stellent, Sybase, and the U.S. Departments of Energy and Justice.

To access Verity’s investor relations Web site, visit http://investor.verity.com.

Forward-Looking Statements

The statements in this news release regarding Verity’s growth prospects in fiscal year 2005, as well as under the heading “Business Outlook,” are forward-looking statements. These forward-looking statements are expectations and beliefs based on assumptions that may or may not prove to be accurate, and actual financial results could differ materially as a result of many factors. These include: future demand for Verity’s products may not be as strong as Verity predicts; many of Verity’s product orders are large, and a delay in closing a large sale during any quarter could materially reduce Verity’s revenues for that period; transactions accounting for a disproportionate percentage of Verity’s quarterly revenues are frequently closed in the last few weeks or days of a quarter and, accordingly, even a slight delay in the closing of some of these transactions could materially reduce Verity’s revenues for that period; Verity incurs expenses based upon anticipated revenues and, consequently, if the revenues are less than anticipated, Verity will have lower gross margins and operating results; if competitors develop new products that compete favorably against Verity’s products, sales of Verity’s products will be less than projected; a portion of Verity’s sales are in the international market, which exposes Verity to currency fluctuation and other risks; and the effect of any of the foregoing factors may cause Verity to change its business plan. These and other risks relating to Verity and its business and products are set forth under the caption “Risks Relating to Our Operations” in Item 1 of Verity’s latest Form 10-K, filed with the Securities and Exchange Commission on August 13, 2004.

# # #

Verity and the Verity logo are registered trademarks or trademarks of Verity, Inc.

All other trademarks are the property of their respective owners.

World Wide Web site http://www.verity.com

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

FIRST QUARTER FISCAL 2005 VS. FIRST QUARTER FISCAL 2004

	Quarter Ended August 31, 2004			Quarter Ended August 31, 2003
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$19,692		$19,692	$14,177		$14,177
Service and other	14,930		14,930	12,426		12,426

Total revenues	34,622		34,622	26,603		26,603

Costs of revenues:
Software products	733		733	339		339
Service and other	4,974		4,974	3,388		3,388
Amortization of purchased intangible assets	1,689	(1,689)	—	645	(645)	—

Total costs of revenues	7,396		5,707	4,372		3,727

Gross profit	27,226		28,915	22,231		22,876

Operating expenses:
Research and development	5,689		5,689	5,461		5,461
Marketing and sales	15,061		15,061	12,134		12,134
General and administrative	3,242		3,242	2,887		2,887
Restructuring charges	98	(98)	—	—		—

Total operating expenses	24,090		23,992	20,482		20,482

Income from operations	3,136		4,923	1,749		2,394

Other income, net	1,051		1,051	1,185		1,185

Income before provision for income taxes	4,187		5,974	2,934		3,579

Provision for income taxes	1,675	715	2,390	1,115	245	1,360

Net income	$2,512		$3,584	$1,819		$2,219

Net income per share - basic	$0.07		$0.10	$0.05		$0.06

Net income per share - diluted	$0.07		$0.09	$0.05		$0.06

Number of shares used in per share calculation - basic	37,183		37,183	37,504		37,504

Number of shares used in per share calculation - diluted	38,118		38,118	39,663		39,663

VERITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	August 31, 2004	May 31, 2004
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,862	$92,245
Short-term investments	31,347	25,256

Trade accounts receivable, net of allowance for doubtful accounts of $1,805 and $2,131	26,841	31,807
Deferred tax assets	2,144	2,482
Prepaid and other current assets	4,475	4,636

Total current assets	140,669	156,426

Property and equipment, net	4,489	4,272
Long-term investments	97,201	84,248
Deferred tax assets	16,889	17,884
Intangible assets, net	23,164	24,854
Goodwill	55,824	55,824
Other assets	573	573

Total assets	$338,809	$344,081

LIABILITIES
Current liabilities:
Accounts payable	$2,531	$2,855
Accrued compensation	10,657	10,086
Income tax payable	4,606	4,214
Deferred purchase payment	—	3,066
Other accrued liabilities	5,603	5,043
Deferred revenue	19,300	21,421

Total current liabilities	42,697	46,685

Other non-current liabilities:
Deferred purchase payment	570	570

Total liabilities	43,267	47,255

STOCKHOLDERS’ EQUITY
Common stock	37	37
Additional paid-in capital	255,155	259,245
Accumulated other comprehensive income	2,455	2,249
Deferred stock compensation	(83)	(88)
Retained earnings	37,896	35,383

Total stockholders’ equity	295,542	296,826

Total liabilities and stockholders’ equity	$338,809	$344,081

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

MOST RECENT VS. PRIOR QUARTER

	Quarter Ended August 31, 2004			Quarter Ended May 31, 2004
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Total revenues	$34,622		$34,622	$38,267		$38,267

Costs of revenues:
Software products	733		733	1,134		1,134
Service and other	4,974		4,974	4,531		4,531
Amortization of purchased intangible assets	1,689	(1,689)	—	1,521	(1,521)	—

Total costs of revenues	7,396		5,707	7,186		5,665

Gross profit	27,226		28,915	31,081		32,602

Total operating expenses	24,090	(98)	23,992	27,440	(3,726)	23,714

Income from operations	3,136		4,923	3,641		8,888

Income before provision for income taxes	4,187		5,974	4,241		9,487

Provision for income taxes	1,675	715	2,390	2,846	949	3,795

Net income	$2,512		$3,584	$1,395		$5,692

Net income per share - basic	$0.07		$0.10	$0.04		$0.15

Net income per share - diluted	$0.07		$0.09	$0.04		$0.15

Number of shares used in per share calculation - basic	37,183		37,183	37,476		37,476

Number of shares used in per share calculation - diluted	38,118		38,118	39,097		39,097